COMPANY CONTACT: Doug Atkinson Manager – Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SWIFT ENERGY ANNOUNCES FIRST QUARTER 2015 RESULTS
HOUSTON, May 7, 2015 – Swift Energy Company (NYSE: SFY) reported today its first quarter 2015 financial and operating results.
Key First Quarter Highlights

•	TOTAL PRODUCTION OF 3.06 MMBOE, ABOVE GUIDANCE

•	EAGLE FORD PRODUCTION INCREASED 19% YOY

•	SUCCESSFUL BORROWING BASE REDETERMINATION

•	COST REDUCTION INITIATIVES ON TRACK

•	LEASE OPERATING EXPENSES DECREASED 16% FROM PRIOR QUARTER

•	NEW TECHNICAL LIMITS ACHIEVED AT FASKEN
“We delivered strong operational results for the quarter as we exceeded our first quarter production guidance while setting several new technical records at our Fasken field. Our improved drilling results are a testament to the high quality of our assets and our dedicated team of oil and gas professionals. We continue to look for ways to drive greater efficiencies in our operations and lower our costs, leading to greater overall well productivity and economics,” commented Terry Swift, President and CEO of Swift Energy.
“Our strategic focus remains on improving our technical efficiencies, cost structure, and liquidity profile. The comprehensive cost reduction initiatives already underway have resulted in significant and permanent savings for the company, and additional cost savings are being pursued. Our borrowing base was recently modified to $375 million, which was consistent with our expectations, and several of our financial covenants were modified in our favor. We believe

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we are doing the right things to adjust our cost structure and spending to optimize the liquidity that we have. We are also carefully monitoring how additional capital alternatives might be deployed to benefit our shareholders.”
First Quarter 2015 Results
Swift Energy produced 3.06 million barrels of oil equivalent (“MMBoe”) during the first quarter of 2015, a 4% increase over first quarter 2014 production of 2.94 MMBoe, and up 2% compared to fourth quarter 2014 production of 3.00 MMBoe.
Swift Energy reported an adjusted net loss for the first quarter of 2015 of $36.5 million, or $0.83 per diluted share, which excludes the non-cash ceiling test write-down of its oil and gas properties of $502.6 million (a pre-tax and non-GAAP measure – see page 7 for reconciliation to the GAAP measure).
The GAAP net loss for the first quarter 2015 was $477.1 million, or $10.79 per diluted share. This compares to GAAP net income of $5.4 million, or $0.12 per diluted share earned in the same quarter in 2014.
First quarter 2015 cash flow before working capital changes (a non-GAAP measure - see page 7 for reconciliation to the GAAP measure) of $9.3 million decreased 88% compared to $74.7 million of adjusted cash flow for the first quarter of 2014.
Total revenues for the first quarter of 2015 decreased 53% to $68.3 million from the $144.2 million generated in the first quarter of 2014. This decrease is primarily attributable to lower commodity prices as well as lower oil production, partially offset by higher natural gas production.
Depreciation, depletion and amortization expense (“DD&A”) of $19.81 per barrel of oil equivalent (“Boe”) in the first quarter of 2015 decreased 7% from $21.28 of DD&A per Boe in the comparable period in 2014 due to a lower depletable base, partially offset by lower reserves volume.
Lease operating costs before severance and ad valorem taxes were $6.21 per Boe in the first quarter 2015, an approximate 27% decrease when compared to $8.48 per Boe incurred in the same period of 2014. These expenses were lower due to a cost reduction program initiated in January that significantly lowered operating costs, primarily field head count, corporate overhead allocations, and repair and maintenance costs, along with compression and produced water disposal costs. This cost reduction program continues and will provide cost savings on a sustained basis.
Transportation and processing expense in the first quarter of 2015 of $1.74 per Boe decreased from $1.80 per Boe in the first quarter of 2014.
Severance and ad valorem taxes were 7.6% of oil and gas revenues in the first quarter of 2015, compared to 6.2% in the year ago period, primarily due to lower commodity prices.
General and administrative expenses increased to $4.10 per Boe during the first quarter of 2015, up from $3.57 per Boe in the same period in 2014, primarily due to non-recurring expenses related to a corporate reduction in force. Again, these general and administrative expense reductions will provide lower costs on a sustained basis.

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Interest expense decreased to $5.95 per Boe in the first quarter of 2015 compared to $6.27 per Boe for the same period in 2014, due to the increase in production volumes.
First Quarter Pricing
The Company realized an aggregate average price of $21.99 per Boe during the quarter, a decrease from the $50.62 per Boe average price received in the first quarter of 2014.
In the first quarter of 2015, Swift Energy’s average crude oil prices decreased 55% to $45.10 per barrel from $99.38 per barrel realized in the same period in 2014. For the same period, average natural gas prices were $2.53 per thousand cubic feet (“Mcf”), down 40% from the $4.20 per Mcf average price realized a year earlier. Prices for NGLs averaged $16.09 per barrel in the 2015 first quarter, a 56% decrease from first quarter 2014 NGL prices of $36.27 per barrel.
Operations Update
In the first quarter of 2015, Swift Energy drilled five operated development wells, all in the Company’s South Texas core Eagle Ford area. Within the Eagle Ford shale, four wells were drilled in Webb County and one well was drilled in McMullen County.
Terry Swift commented, “We set several new technical limits in our Webb County Fasken field in the first quarter, including drilling our longest lateral to date at 7,745 feet, achieving our lowest lateral drilling cost per foot of $337, and setting a new horizontal drilling record low of 16.5 days on well site compared to our previous best of 18.5 days.”
“We continue to lower our completed well costs through service cost reductions, new technology applications, and sustained operational efficiencies. Cost reductions initiatives to date are on track, and in some cases, have exceeded our initial expectations. As a result, we anticipate achieving the high end of our previously stated range of 15-30% in drilling and completion cost savings.”
There is currently one operated rig drilling in the Company’s South Texas core area.
Swift Energy has developed an analytical model using data from previously drilled wells using enhanced completion methods over months of production and advanced rate-transient analysis. This analytical model allows the Company to garner a better understanding of flow regimes in the fracture network, hydraulic fracture geometry, and stimulated reservoir volume.

Given the current commodity price environment, Swift Energy’s flowback objectives are now focused on adequate cleanup of the wellbore and cost-efficiency rather than measuring an initial production rate. Because of these new objectives, the Company has shortened the flowback duration and wells will not be brought to the previous test rates. Rather, comparative standards of performance will prospectively be measured by cumulative production achieved over time.

Terry Swift commented, “Based on rate and pressure data from the last three completed Fasken wells (the 24H, 25H, and 26H wells) that were completed in the first quarter of 2015, we have now drilled 17 consecutive wells at Fasken that should meet or beat our current 12 Bcf model.”

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Borrowing Base Review
After a regularly scheduled semi-annual review by its 11 member bank group, Swift Energy’s borrowing base and commitment amount of $417.6 million was reduced to $375.0 million under its revolving credit facility effective May 1, 2015. Additionally, the bank group amended the Interest Coverage Ratio from 2.75x to 1.50x while instituting a new Senior Secured Leverage Ratio at 3.00x for 2015 and lower levels thereafter. The credit facility maturity of November 1, 2017 is unchanged.
Terry Swift noted, “The modest 10% reduction in our borrowing base is attributable to the resilient and prolific nature of our asset base, the strong well results we are demonstrating, and the successful efforts already undertaken to reduce our cost structure.”
Second Quarter and Full-Year 2015 Capital Expenditure and Production Guidance
Swift Energy currently plans to balance its reduced 2015 capital expenditures with its operating cash flow, potential line of credit borrowings, and proceeds from asset dispositions and/or joint ventures.
The company is targeting second quarter production levels of 2.75 to 2.80 MMBoe, including 10.8 to 10.9 Bcf of natural gas production, 0.60 to 0.62 MMBbl of crude oil production, and 0.35 to 0.37 MMBbl of natural gas liquids production. This level of production is based on $35-$40 million in capital expenditures for the quarter.
For the full year, the Company maintained its guided production range of 11.4 to 11.6 MMBoe and planned full-year capital expenditures of $110-$125 million with a continued focus on drilling activity in the dry gas Fasken area as well as in the AWP gas and condensate areas. A portion of the capital expenditure program is discretionary and can be further deferred if necessary.
Terry Swift commented, “Our current full year budget calls for approximately ten to twelve wells in Fasken and three to four wells in our Bracken acreage. We are intently focused on our Fasken and AWP gas and condensate acreage in 2015 as these areas yield attractive returns in the current commodity price environment.”
Earnings Conference Call
Swift Energy will conduct a live conference call today, May 7, at 10:00 a.m. EDT to discuss first quarter 2015 financial results and financial and operating guidance for the second quarter and full year 2015. To facilitate the conference call, a PowerPoint presentation will be posted on the Company’s website (www.swiftenergy.com) in the Investor Relations section prior to the beginning of the call. In addition, the Company will also post an updated corporate presentation.
To participate in this conference call, dial 877-420-2751 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call using Conference ID # 21569652. A digital replay of the call will be available later on May 7 until May 21, by dialing 855-859-2056 and using Conference ID # 21569652. Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

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About Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements contained herein, other than statements of historical fact, are forward-looking statements, including targets for 2015 production, per well costs and per BOE costs, and estimates of 2015 capital expenditures. These statements are based upon assumptions that are subject to change and to risks, especially the volatility in oil or gas prices, the uncertainty and costs of finding, replacing, developing and acquiring reserves, availability and cost of capital, labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

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SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended March 31
	2015	2014	Percent Change
Revenues:
Oil & Gas Sales	$67,358	$149,057	(55)%
Other	979	(4,877)
Total Revenue	$68,337	$144,180	(53)%
Net Income (Loss)	($477,077)	$5,442	NA
Basic EPS	($10.79)	$0.12	NA
Diluted EPS	($10.79)	$0.12	NA
Net Cash Provided (Used) By Operating Activities	($770)	$69,699	NA
Cash Flow Before Working Capital Changes(2) (non-GAAP measure)	$9,316	$74,666	(88)%
Weighted Average Shares Outstanding (Basic)	44,232	43,628	(1)%
Weighted Average Shares Outstanding (Diluted)	44,232	44,118	--%
EBITDA (non-GAAP measure)	$26,292	$94,193	(72)%
Production (MBoe)	3.06	2.94	4%
Realized Price ($/Boe)	$21.99	$50.62	(57)%

(1)	The production, revenue, expense, cash flow and income information reported are the results of continuing operations of Swift Energy.
(2)
See reconciliation on page 7. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

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SWIFT ENERGY COMPANY
RECONCILIATION OF GAAP(a) TO NON-GAAP MEASURES
(Unaudited)
(In Thousands)

	Three Months Ended
	March 31, 2015	March 31, 2014	Percent Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided (Used) by Operating Activities	($770)	$69,699	NA
Increases and Decreases In:
Accounts Receivable	(7,880)	2,834
Accounts Payable and Accrued Liabilities	9,646	(6,288)
Income Taxes Payable	---	---
Accrued Interest	8,320	8,421
Cash Flow Before Working Capital Changes	$9,316	$74,666	(88)%

INCOME TO EBITDA RECONCILIATIONS:
Net Income (Loss)	$(477,077)	$5,442	NM
Provision (Benefit) for Income Taxes	(79,491)	6,265
Interest Expense, Net	18,228	18,449
Depreciation, Depletion & Amortization & ARO (b)	62,063	64,037
Write-Down of Oil and Gas Properties	502,569	---
EBITDA	$26,292	$94,163	(72)%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

	Quarter Ended Mar. 31, 2015	Quarter Ended Dec. 31, 2014
NET INCOME RECONCILIATION:
Net Income (Loss)	$(477,077)	$(298,170)
Non-Cash Ceiling Test Write-Down	502,569	445,396
Income Tax Benefit From Write-Down (1)	(62,036)	(158,089)
Adjusted Net Income (Loss) Before Write-Down of Oil and Gas Properties	$(36,544)	$(10,863)

(1)	Income tax benefit from write-down was derived using the first quarter 2015 and fourth quarter 2014 marginal tax-rates, adjusted for any tax valuation allowance.

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of March 31, 2015	As of December 31, 2014
Assets:
Current Assets:
Cash and Cash Equivalents	$311	$406
Other Current Assets	60,625	64,263
Total Current Assets	60,936	64,669

Oil and Gas Properties	5,914,752	5,891,898
Other Fixed Assets	44,088	42,257
Less-Accumulated DD&A	(4,402,460)	(3,839,118)
Total Properties	1,556,380	2,095,037

Other Assets	13,039	13,641
	$1,630,355	$2,173,347
Liabilities:
Current Liabilities	$110,286	$148,919
Long-Term Debt	1,124,201	1,074,534
Deferred Income Taxes	3,621	86,376
Asset Retirement Obligation	63,632	62,122
Other Long-term Liabilities	9,181	7,018
Stockholders’ Equity	319,434	794,378
	$1,630,355	$2,173,347

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Three Months Ended
	March 31, 2015	Per Boe	March 31, 2014	Per Boe
Revenues:
Oil & Gas Sales	$67,358	$21.99	$149,057	$50.62
Other Revenue	979		(4,877)
	68,337	22.31	144,180	48.97
Costs and Expenses:
General and Administrative, net	12,556	4.10	10,526	3.57
Depreciation, Depletion & Amortization	60,698	19.81	62,651	21.28
Accretion of Asset Retirement Obligation (ARO)	1,365	0.45	1,386	0.47
Lease Operating Costs	19,034	6.21	24,967	8.48
Transportation and Processing Expense	5,323	1.74	5,292	1.80
Severance & Other Taxes	5,132	1.68	9,202	3.13
Interest Expense, Net	18,228	5.95	18,449	6.27
Write-down of oil and gas properties	502,569	164.04	---	---
Total Costs & Expenses	624,905	203.97	132,473	44.99
Income Before Income Taxes	(556,568)	(181.67)	11,707	3.98
Provision for Income Taxes	(79,491)	(25.95)	6,265	2.13
Net Income (Loss)	$(477,077)	$(155.720)	$5,442	$1.85

Additional Information:
Capitalized G&A	$3,688		$7,126
Capitalized Interest Expense	$1,194		$1,276
Deferred Income Tax	$(79,491)		$6,265

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Three Months Ended
	March 31, 2015	March 31, 2014
Cash Flows From Operating Activities:
Net Income	$(477,077)	$5,442
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	60,698	62,651
Write-down of oil and gas properties	502,569	---
Accretion of Asset Retirement Obligation (ARO)	1,365	1,386
Deferred Income Taxes	(79,491)	6,265
Stock Based Compensation Expense	879	1,784
Other	373	(2,862)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable and Other Current Assets	7,880	(2,834)
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(9,646)	6,288
Increase/(Decrease) in Income Taxes Payable	---	---
Increase/(Decrease) in Accrued Interest	(8,320)	(8,421)
Net Cash Provided (Used) by Operating Activities	(770)	69,699

Cash Flows From Investing Activities:
Additions to Property and Equipment	(49,173)	(105,589)
Proceeds from the Sale of Property and Equipment	---	35
Funds withdrawn from restricted cash account	---	---
Funds deposited into restricted account	---	---
Net Cash Used in Investing Activities	(49,173)	(105,554)

Cash Flows From Financing Activities:
Net Proceeds From Long-Term Debt	---	---
Net Proceeds From Bank Borrowings	49,700	32,700
Net Proceeds From Issuance of Common Stock	302	824
Purchase of Treasury Shares	(154)	(855)
Payments of Debt Issuance Costs	---	---
Net Cash Provided by Financing Activities	49,848	32,669
Net Decrease in Cash and Cash Equivalents	(95)	(3,186)

Cash and Cash Equivalents at the Beginning of the Period	406	3,277
Cash and Cash Equivalents at the End of the Period	$311	$91

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SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended March 31, 2014
	March 31, 2015	December 31, 2014	Percent Change		Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	3,064	3,000	2%	2,944	4%
Natural Gas (Bcf)	11.71	10.57	11%	9.21	27%
Crude Oil (MBbl)	685	820	(16)%	931	(26)%
NGL (MBbl)	426	418	2%	478	(11)%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$21.99	$35.45	(38)%	$50.62	(56)%
Natural Gas ($/Mcf)	$2.53	$3.58	(29)%	$4.20	(40)%
Crude Oil ($/Bbl)	$45.10	$71.94	(37)%	$99.38	(55)%
NGL ($/Bbl)	$16.09	$22.74	(29)%	$36.27	(56)%

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SWIFT ENERGY COMPANY
SECOND QUARTER AND FULL YEAR 2015
GUIDANCE ESTIMATES

	Actual For First Quarter 2015	Guidance For Second Quarter 2015			Guidance For Full Year 2015
Production Volumes (MMBoe)	3.06	2.75	-	2.80	11.4	-	11.6

Production Mix:
Natural Gas (Bcf)	11.71	10.80	-	10.90	46.2	-	47.0
Crude Oil (MMBbl)	0.69	0.60	-	0.62	2.22	-	2.26
Natural Gas Liquids (MMBbl)	0.43	0.35	-	0.37	1.46	-	1.50
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	($0.46)	($0.25)	-	($0.50)	($0.25)	-	($0.50)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	($3.58)	($0.50)	-	($1.00)	($1.00)	-	($2.00)
NGL (per Bbl)
Percent of NYMEX Crude	33%	30%	-	35%	30%	-	35%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$6.21	$6.80	-	$7.00	$6.55	-	$6.95
Transportation and Processing (per Boe)	$1.74	$1.76	-	$1.80	$1.85	-	$1.90
Severance & Ad Valorem Taxes (as % of Revenue dollars)	7.6%	7.0%	-	8.0%	7.0%	-	8.0%
Other Costs:
G&A per Boe	$4.10	$3.20	-	$3.40	$3.35	-	$3.55
Interest Expense per Boe	$5.95	$6.70	-	$6.80	$6.35	-	$6.75
Supplemental Information:
Capital Expenditures (in Thousands)
Operations	$19,803	$31,500	-	$35,000	$95,000	-	$107,000
Capitalized G&A (Note 4)	$3,688	$2,500	-	$3,500	$11,500	-	$13,500
Capitalized Interest	$1,194	$1,000	-	$1,500	$3,500	-	$4,500
Total Capital Expenditures	$24,685	$35,000	-	$40,000	$110,000	-	$125,000

Basic Weighted Average Shares	44,232	44,455	-	44,555	44,400	-	44,500

Diluted Weighted Average Shares	44,232	44,455	-	44,555	44,400	-	44,500

Effective Tax Rate	14.3%	0%	-	5%	3%	-	8%
Deferred Tax Percentage	100%	98%	-	100%	98%	-	100%

Note 1:	Swift Energy maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected, which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.

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